                                                             EXHIBIT 21











                          LIST OF SUBSIDIARIES

                                                             EXHIBIT 21
                                                             ----------



                     GRAYBAR ELECTRIC COMPANY, INC.


                          List of Subsidiaries
                          --------------------


     Graybar Foreign Sales Corporation, a Virgin Islands corporation.

     Graybar International, Inc., a Missouri corporation doing business in the territory of Puerto Rico.

     Graybar Financial Services, Inc., a Missouri corporation.

     ComMart, Inc., a Missouri corporation.

     Graybar/Minnesota, Inc., a Missouri corporation.

     Graybar International Guam, Inc., a Missouri corporation.

     Graybar Electric de Mexico, S.A. de C.V., a Mexican corporation.

     Graybar Free Zone, S.A., a Panamanian corporation.

     Graybar Electric Limited, a Canadian corporation.

     Graybar Foundation, Inc., a Missouri corporation.

     Graybar Services, Inc., an Illinois corporation.

     Cognitive Training Corporation, a Missouri corporation.

     Distribution Associates, Inc., a Missouri corporation.

     Graybar Electric (Ontario) Limited, a Canadian corporation.

     Graybar/New Jersey, Inc., a Missouri corporation.

     Graybar Telecomunicaciones y Datos, S.A. de C.V., a Mexican corporation.

     Graybar Holdings Limited, a Canadian corporation.